EXHIBIT 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333- 172170) of Kinder Morgan, Inc. of our report dated June 28, 2017 relating to the 2016 financial statements of Kinder Morgan Savings Plan, which appears in this Form 11-K.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas June 28, 2017